UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/24/2008

HydroDynex, Inc.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  333-152052

NEVADA	20-4903071
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

230 Bethany Rd., Ste. 128, Burbank, California 91504

(Address of Principal Executive Offices, Including Zip Code)

(702) 884-2150

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Directors

Blaine Davidson (the “Resigning Director”) resigned as a member of our board of directors. There were no disagreements between the Resigning Director and any of our officers regarding the operations, policies or practices of the Company.  At the time of resignation, the Resigning Director is not a creditor of the Company.  The Resigning director also surrendered their current outstanding stock options in Hydrodynex, Inc., totaling 15,000 shares, back to the company.

(b)	Resignation of Officers

Effective November 21, 2008, Blaine Davidson resigned as our Treasurer, Secretary, and Chief Financial Officer.  There were no disagreements between the Resigning Director and any of our officers regarding the operations, policies or practices of the Company.  At the time of resignation, the Resigning Director is not a creditor of the Company.  The Resigning director also surrendered their current outstanding stock options in Hydrodynex, Inc., totaling 15,000 shares, back to the company.

(c)	Appointment of Officers

Effective November 24, 2008, the following person was appointed as our newly appointed executive officer (“New Officer”):

Name	Age	Positions held:
Derek Grant	30	Treasurer, Secretary, and Chief Financial Officer

There are no family relationships amongst any of our officers or directors.  The New Officer currently does not have employment agreements with the Company.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the New Officer had or will have a direct or indirect material interest.  There is no material plan, contract or arrangement (whether or not written) to which the New Officer is a party or in which any New Officer participates that is entered into or material amendment in connection with our appointment of the New Officer, or any grant or award to any New Officer or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Officer.

(d)	Appointment of Directors

Effective November 24, 2008, the following person was appointed as new members of our board of directors (“New Director”):

Name	Age	Positions Held:
Derek Grant	30	Treasurer, Secretary, and Chief Financial Officer

There are no family relationships among any of our officers or directors.  The New Director has not been named, or at the time of this Form 8-K, is not expected to be named, to any committee of the board of directors.  There are no transactions, since the beginning of our last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which the New Director had or will have a direct or indirect material interest. There is no material plan, contract or arrangement (whether or not written) to which the New Directors is a party or in which the New Director participates that is entered into or material amendment in connection with our appointment of the New Director, or any grant or award to the New Director or modification thereto, under any such plan, contract or arrangement in connection with our appointment of the New Director.

Derek Grant-, Director, Chief Financial Officer, Treasurer, and Corporate Secretary.

Derek Grant earned a B.S. in Business Marketing at San Jose State University.  He worked in the Financial Consulting business at Salomon Smith Barney before settling at Silicon Valley based startup, Qumu, Inc., formerly Media Publisher.  He was one of the founding members at the firm and was instrumental in Qumu's substantial growth over the past five years where the company was recently recognized by Inc.com and Deloitte Consulting as one of the fastest growing company in America.  Mr. Grant currently runs Sales Operations for the Western US & Canada.

Item 9.01	Financial Statement and Exhibits.

(c)	Exhibits

17.1  Letter of Resignation from Blaine Davidson to the Board of Directors

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  November 24, 2008

HYDRODYNEX, Inc.

By:

/s/  Jerod Edington

Jerod Edington

President & CEO